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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            The Gabelli Global Gold, Natural Resources & Income Trust
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



               Delaware                                    81-0660853
-----------------------------------------              ------------------
 (State of Incorporation or Organization)               (I.R.S. Employer
                                                       Identification no.)

          One Corporate Center
             Rye, New York                                  10580-1422
-----------------------------------------              -------------------
 (Address of principal executive offices)                   (zip code)



Securities to be registered pursuant to Section 12(b) of the Act:


                                                      Name of each exchange
Title of each class                                   on which each class is
to be so registered                                   to be registered
-------------------                                   ----------------------

Common Shares of Beneficial                           American Stock Exchange
Interest

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]



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Securities Act registration statement file number to which this form relates:
333-121998

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The section captioned "Description of the Shares - Common Shares" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-121998), dated March 24, 2005, is incorporated herein by reference.

ITEM 2. EXHIBITS.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1)      Form of Certificate for Common Shares (a)

(2)      Amended and Restated Agreement and Declaration of Trust of the
         Registrant(b)


-----------------
(a) Incorporated by reference to Exhibit EX-99 (D) to the Registrant's Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2, File Nos. 333-121998 and 811-21698, as filed with the Securities and Exchange Commission on March 23, 2005

(b) Incorporated by reference to Exhibit EX-99(A) to the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2, File Nos. 333-121998 and 811-21698, as filed with the Securities and Exchange Commission on February 24, 2005


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         Pursuant to the requirements of Section 12 of the Securi ties Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


            The Gabelli Global Gold, Natural Resources & Income Trust
--------------------------------------------------------------------------------
                                  (Registrant)



Date: March 24, 2005                        By:  /s/ Bruce N. Alpert
                                            ---------------------------
                                                 Name: Bruce N. Alpert
                                                 Title: President




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